EXHIBIT 10.1

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                                ENGLE HOMES, INC.
                           1997 PERFORMANCE BONUS PLAN

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           1.     PURPOSE. The purpose of this Plan is to advance the interests of ENGLE HOMES, INC., a Florida corporation (the "Company"), and its Subsidiaries by providing performance based bonus incentives to certain management employees of the Company who qualify and are selected as Participants hereunder.

           2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                  (a) "Award" or "Awards" shall mean an award or awards granted pursuant to Article 4 hereof.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Committee" shall mean the Compensation Committee appointed by the Board pursuant to Section 3.1 hereof or, if not appointed, the Board.

                  (d) "Fair Market Value" of a Share on any date of reference shall be the average Closing Price of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), on the last ten (10) trading days of the Performance Period, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system (including NASDAQ), the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if actual sale prices are not so reported, and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

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                  (e) "Participant" means an employee of the Company or any
Subsidiary who is (i) selected at one or more times or from time to time to participate in the Plan by the Committee, and (ii) not a director or "executive officer" of the Company (as defined in the Exchange Act).

                  (f) "Performance Period" means the Quarter or Quarters with respect to which the Bonus Formulas are set by the Committee.

                  (g) "Bonus Formula" means the specific objective goal or goals and/or applicable formula(s) for determining the amount of a Participant's Award and the form of payment thereof (cash and/or Shares, etc.) that are from time to time determined and set in writing by the Committee for the applicable Performance Period(s).

                  (h) "Plan" means this 1997 Performance Bonus Plan, as amended from time to time.

                  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (j) "Share(s)" shall mean a share or shares of the Company's Common Stock.

                  (k) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (l) "Quarter" means any one or more fiscal quarters of the Company included within the applicable Performance Period.

           3.     ADMINISTRATION OF THE PLAN.

                  3.1 THE COMMITTEE. The Plan shall be administered by a Committee consisting of at least two members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan.

                  3.2 POWERS OF THE COMMITTEE. The Committee shall have the sole authority to establish and administer the Bonus Formulas and this Plan and the responsibility of selecting the Participants who are eligible to participate in and receive Awards under the Plan. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Award under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan or the Board, or which are incidental or ancillary thereto.

                  3.3 REQUISITE ACTION. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at

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which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

           4.     AWARD PROVISIONS.

                  4.1 BONUS FORMULAS AND AWARDS. An Award is an award pursuant to a Bonus Formula entitling the recipient Participant to acquire cash or Shares or other consideration, or a combination thereof, as determined by the Committee in its sole discretion, upon the attainment of specified performance goals or otherwise as provided in the Bonus Formula. Any Shares issued pursuant to an Award shall be conclusively deemed to be fully paid and nonassessable within the meaning of Section 607.0621 of the Florida Statutes. The Committee in its sole discretion shall also determine whether and to whom Awards shall be awarded, the performance goals applicable under each such Award and the applicable Bonus Formula, the periods during which performance is to be measured, and all other limitations and conditions applicable to the Award and the applicable Bonus Formula. The Committee may adjust the performance goals and periods and other terms applicable to any Award and the applicable Bonus Formula to take into account changes in law and accounting and tax rules, and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships or for other reasonable purposes.

                  4.2 PROVISION FOR AWARD. Each selected Participant may receive an Award if and only if the requirements for an Award under the applicable Bonus Formula established by the Committee, are attained. The applicable Performance Period and Bonus Formula(s) shall be determined by the Committee consistent with the terms of the Plan. Notwithstanding the fact that the Bonus Formula(s) have been attained, the Company may pay an Award of less (or more) than the amount determined by the Bonus Formula(s) or may make no Award at all, unless the Committee expressly provides otherwise by written contract or other written commitment.

                  4.3 SELECTION OF BONUS FORMULAS. At the time the Bonus Formula(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Bonus Formula(s) are set, the method of computing the specific amount that will represent the maximum amount of an Award or portion thereof payable to the Participant if the requirements for an Award under the Bonus Formula(s) are attained, subject to the provisions of Articles 4 and 5 or as otherwise provided in or pursuant to this Plan.

                  4.4 SELECTION OF PARTICIPANTS. For each Performance Period, the Committee shall determine, at the time the Bonus Formula(s) are set, those Participants who will participate in the Plan as to such Performance Periods and the Bonus Formula(s) applicable to each Participant.

                  4.5 EFFECT OF INTERIM COMMENCEMENT OF SERVICE. If a Participant employee commences employment after the adoption of the Plan and the establishment of Bonus Formula(s)

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for a Performance Period, the Committee may grant an Award that is proportionately adjusted based on the period of actual service during the Performance Period, the amount of any Award paid to such Participant shall not exceed that proportionate amount unless otherwise determined by the Committee.

                  4.6 TERMINATION OF EMPLOYMENT DURING YEAR. Unless otherwise determined by the Committee or required by applicable law, no Award shall be payable to a Participant unless such Participant is employed by the Company or applicable Subsidiary of the Company on the last day of the Performance Period for which the Award is otherwise payable.

                  4.7 COMMITTEE CERTIFICATION. No Participant shall receive any Award under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Bonus Formula(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

                  4.8 TIME OF PAYMENT. Any Awards granted by the Committee under the Plan shall be paid as soon as practicable following the Committee's determinations under this Article 4 and the certification of the Committee's findings under Section 4.7.

           5.     GENERAL PROVISIONS.

                  5.1 NO RIGHT TO AWARD OR CONTINUED EMPLOYMENT. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, an Award or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an employee in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise, except to the extent otherwise provided in any written employment agreement between the Company and such employee. Notwithstanding any other provision hereof and notwithstanding the fact that the requirements for an Award under the applicable Bonus Formula(s) have been attained the Company shall have no obligation to pay any Award hereunder, unless the Committee otherwise expressly provides by written contract or other written commitment.

                  5.2 DISCRETION OF COMPANY, BOARD OF DIRECTORS AND COMMITTEE. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons.

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                  5.3   ABSENCE OF LIABILITY. A member of the Board of Directors
of the Company or a member of the Committee or any officer of the Company shall not be liable for any act or inaction hereunder, whether of commission or omission.

                  5.4 NON-TRANSFERABILITY OF BENEFITS AND INTERESTS. Except as expressly provided by the Committee, no Award payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant.

                  5.5 NON-EXCLUSIVITY. The Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company, to grant Awards or authorize any other compensation under any other plan or authority. In addition, employees not selected to participate in the Plan may participate in other plans of the Company.

           6.     SHARES SUBJECT TO THE PLAN.

                  6.1   GENERAL. Subject to the adjustment provisions of Section
6.4 hereof, the number of Shares subject to the Plan for which Awards may be granted under the Plan shall not exceed 25,000 Shares.

                  6.2 SHARES TO BE USED. The Shares which may be issued pursuant to an Award under the Plan may be authorized but unissued Shares or Shares that may be acquired, subsequently or in anticipation of an Award, in the open market to satisfy the requirements of the Plan.

                  6.3 ADDITIONAL SHARES. Any undistributed portion of terminated, exchanged or forfeited Awards shall be available for further Awards under the Plan.

                  6.4 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of a reorganization, recapitalization, stock split, stock dividend, exchange or stock, combination of stock, merger, consolidation or any other change in corporate structure of the Company affecting the Shares, or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its shareholders other than a normal cash dividend, the Committee may in its sole and absolute discretion make appropriate adjustment in the number, kind, price and value of Shares authorized under Section 6.1 or to be issued pursuant to Bonus Formulas and adjustments to outstanding Awards as it determines appropriate so as to prevent dilution or enlargement of Awards or rights thereunder.

                  6.5 RIGHTS OF SHAREHOLDERS. A Participant receiving an Award will have rights of a shareholder only as to Shares actually issued to and received by such Participant pursuant to such Award, as evidenced by a stock certificate for such Shares.

           7. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Bonus Formula, subject to any

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applicable requirements for special provisions or shareholder approval under applicable law or rules.

           8.     INTERPRETATION.

                  (a) This Plan shall be governed by the laws of the State of Florida.

                  (b) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

                  (c) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

           9. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on the 10th anniversary of the effective date.

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